================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 17, 2001

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                    1-9210                95-4035997
  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)



              10889 WILSHIRE BOULEVARD
               LOS ANGELES, CALIFORNIA                          90024
      (Address of principal executive offices)                (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


================================================================================

Item 5.  Other Events and Regulation FD Disclosure
------   -----------------------------------------

     On October 17, 2001, Occidental Petroleum Corporation announced earnings before special items for the third quarter 2001 of $317 million ($0.85 per share), compared with $370 million ($1.00 per share) for the same period a year ago.

     In announcing the results, Dr. Ray R. Irani, chairman and chief executive officer, said, "The strong third quarter performance of our oil and gas segment and the profitability of our chemical segment, despite the slowing economy, has kept us on track for another record year. Our earnings before special items, of $1.3 billion, or $3.48 per share, through the first three quarters nearly equaled our record performance for the entire year 2000. The combination of strong cash flow from operations and proceeds from non-strategic asset sales has resulted in substantial debt reduction that, along with outstanding earnings, has enabled us to slash our debt-to-capitalization ratio to 46-percent, the lowest level in nearly two decades."

     Net income for the third quarter of 2001 was $444 million ($1.19 per share), compared with $402 million ($1.09 per share) for the same period of 2000. The third quarter 2001 included the sale of non-strategic assets, including Occidental's interest in the Tangguh LNG project in Indonesia and the sale of the entity that leased a pipeline in Texas to Occidental's former MidCon subsidiary for after-tax cash proceeds of $750 million, resulting in a net after-tax gain of $127 million. The third quarter 2000 included net after-tax gains of $31 million.


                                 Debt Reduction
                                 --------------

     During the third quarter, the $750 million in after-tax proceeds from the Indonesia and pipeline asset sales, combined with free cash flow from operations, lowered Occidental's total debt to $5.0 billion, compared to $6.4 billion at the end of 2000 and the pro-forma peak of $9.2 billion in April 2000. The reduced debt level, along with the drop in interest rates, lowered interest expense (including distribution on trust preferred securities) to $98 million from $113 million for the second quarter 2001 and $152 million for the third quarter of 2000.


                                   Oil and Gas
                                   -----------

     Oil and gas segment earnings before special items were $528 million for the third quarter 2001, compared with $690 million for the same period in 2000. The decline in earnings is primarily due to lower worldwide crude oil prices and higher exploration expense. The third quarter 2001 exploration expense included the write-off of the Gibraltar well in Colombia.

     Oil and gas segment earnings for the third quarter 2001 were $927 million and included the $399 million gain, net of tax, from the sale of the Tangguh LNG project. Third quarter 2000 oil and gas earnings were $696 million, including net gains of $6 million from special items.


                                    Chemicals
                                    ---------

     Earnings from the chemicals segment were $40 million for the third quarter 2001, compared with $47 million for the third quarter 2000. The results reflect improvements in those chemicals businesses operated by the company that were more than offset by significantly lower earnings from our petrochemical equity investment.


                               Nine Months Results
                               -------------------

     For the first nine months of 2001, Occidental's earnings before special items increased 31-percent to $1.3 billion ($3.48 per share), compared with $977 million ($2.65 per share) for the same period of 2000. Net income was $1.4 billion ($3.77 per share) for the first nine months of 2001, compared with $1.2 billion ($3.36 per share) for the first nine months of 2000. Sales rose by approximately 20-percent to $11.6 billion for the first nine months of 2001, from $9.6 billion for the same period a year ago.


Forward-looking statements and estimates regarding exploration and production activities, oil, gas and commodity chemical prices and their related earnings effects, and cost reductions, as well as pro-forma estimates in this release are based on assumptions concerning market, competitive, regulatory, environmental, operational and other conditions. Actual results could differ materially as a result of factors discussed in Occidental's Annual Report on Form 10-K.

SUMMARY OF SEGMENT NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                          Third Quarter           Nine Months
                                     ------------------    ------------------
Periods Ended September 30              2001       2000       2001       2000
=================================    =======    =======    =======    =======
SEGMENT NET SALES
   Oil and gas                       $ 2,521    $ 2,972    $ 9,097    $ 6,634
   Chemical                              764        891      2,508      2,998
                                     -------    -------    -------    -------
   Net sales                         $ 3,285    $ 3,863    $11,605    $ 9,632
=================================    =======    =======    =======    =======

SEGMENT EARNINGS (LOSS)
  Oil and gas                        $   927    $   696    $ 2,679    $ 1,647
  Chemical                                40         47         19        224
                                     -------    -------    -------    -------
                                         967        743      2,698      1,871
UNALLOCATED CORPORATE ITEMS
  Interest expense, net (a)              (60)       (97)      (207)      (300)
  Income taxes (b)                      (129)      (169)      (553)      (668)
  Trust preferred distributions
    & other                              (13)       (17)       (43)       (50)
  Other (c)                             (321)       (59)      (467)       383
                                     -------    -------    -------    -------

INCOME BEFORE EXTRAORDINARY ITEMS
  AND EFFECT OF CHANGES IN
  ACCOUNTING PRINCIPLES                  444        401      1,428      1,236
  Extraordinary items, net                --          1         (3)         1
  Cumulative effect of changes
    in accounting principles, net         --         --        (24)        --
                                     -------    -------    -------    -------
NET INCOME                               444        402      1,401      1,237
  Effect of repurchase of Trust
    Preferred Securities                  --         --         --          1
                                     -------    -------    -------    -------

EARNINGS APPLICABLE TO COMMON
  STOCK                              $   444    $   402    $ 1,401    $ 1,238
                                     =======    =======    =======    =======

BASIC EARNINGS PER COMMON SHARE
  Income before extraordinary
    items and effect of changes
    in accounting principles         $  1.19    $  1.09    $  3.84    $  3.36
  Extraordinary loss, net                 --         --       (.01)        --
  Cumulative effect of changes
    in accounting principles, net         --         --       (.06)        --
                                     -------    -------    -------    -------
                                     $  1.19    $  1.09    $  3.77    $  3.36
                                     =======    =======    =======    =======

DILUTED EARNINGS PER COMMON SHARE
  Income before extraordinary
    items and effect of changes
    in accounting principles         $  1.19    $  1.09    $  3.82    $  3.36
  Extraordinary loss, net                 --         --       (.01)        --
  Cumulative effect of changes
    in accounting principles, net         --         --       (.06)        --
                                     -------    -------    -------    -------
                                     $  1.19    $  1.09    $  3.75    $  3.36
                                     =======    =======    =======    =======
AVERAGE BASIC COMMON SHARES
  OUTSTANDING                          373.5      369.2      371.9      368.7
=================================    =======    =======    =======    =======

See footnotes on following page.

(a) The third quarter and nine months year-to-date 2001 include $24 million and $85 million, respectively, interest income on notes receivable from Altura partners. The third quarter and nine months year-to-date 2000 include $38 million and $68 million, respectively.

(b) Includes an offset for charges and credits in lieu of U.S. federal income taxes allocated to the segments. Oil and gas segment earnings have been impacted by charges of $35 million and $42 million in the third quarters of 2001 and 2000, respectively. The oil and gas segment third quarter of 2001 includes the tax effects from the sale of its interest in the Tangguh LNG project in Indonesia. The oil and gas segment third quarter of 2000 amount includes the tax effects from the partial-interest sale of the subsidiary that owned the Gulf of Mexico shelf assets and receipt of contingency payments related to a prior year sale of a Dutch North Sea subsidiary. Chemical segment earnings have been impacted by credits of $16 million in the third quarter of 2001, $12 million of which related to asset dispositions, and $4 million in the third quarter of 2000.

(c) The third quarter and nine months year-to-date 2001 include preferred distributions to the Occidental Permian partners of $25 million and $87 million, respectively. The third quarter and nine months year-to-date 2000 include $38 million and $68 million, respectively. These amounts are essentially offset by the interest income discussed in (a) above. The third quarter and nine months year-to-date 2001 also include a $272 million net-of-tax loss related to the sale of Occidental's residual interest in Occidental Texas Pipeline Company.

SUMMARY OF OPERATING STATISTICS

                                          Third Quarter           Nine Months
                                     ------------------    ------------------
Periods Ended September 30              2001       2000       2001       2000
=================================    =======    =======    =======    =======
NET OIL, GAS AND LIQUIDS
   PRODUCTION PER DAY

United States
  Crude oil and liquids (MBBL)
    California                            78         74         75         68
    Permian                              137        136        136         89
    US Other                              --         --         --          2
                                     -------    -------    -------    -------
      Total                              215        210        211        159

  Natural Gas (MMCF)
    California                           302        305        305        302
    Hugoton                              154        178        161        168
    Permian                              146        161        147        106
    US Other                              --         43         --         89
                                     -------    -------    -------    -------
      Total                              602        687        613        665

Latin America
   Crude oil and condensate (MBBL)
    Colombia                              35         21         19         33
    Ecuador                               13         21         13         19
                                     -------    -------    -------    -------
      Total                               48         42         32         52

Eastern Hemisphere
  Crude oil and condensate (MBBL)
    Oman                                  10          8         10          9
    Pakistan                               7          8          7          6
    Qatar                                 45         48         43         50
    Russia                                27         28         27         27
    Yemen                                 32         32         33         32
                                     -------    -------    -------    -------
      Total                              121        124        120        124

  Natural Gas (MMCF)
    Pakistan                              52         47         50         49

Barrels of Oil Equivalent (MBOE)         493        499        473        454

CAPITAL EXPENDITURES (millions)      $   418    $   275    $   965    $   608
                                     =======    =======    =======    =======

DEPRECIATION, DEPLETION AND
 AMORTIZATION OF ASSETS (millions)   $   244    $   268    $   726    $   687
=================================    =======    =======    =======    =======

Item 9.  Regulation FD Disclosure
------   ------------------------

        Text of Speech by Stephen I. Chazen, Chief Financial Officer and
        ----------------------------------------------------------------
                Executive Vice President - Corporate Development
                ------------------------------------------------

                        Occidental Petroleum Corporation

                                 STEPHEN CHAZEN
                           Chief Financial Officer and
                Executive Vice President - Corporate Development

                               - Conference Call -
                    Third Quarter 2001 Earnings Announcement

                                October 17, 2001
                               New York, New York

     Good morning, and thanks for joining us.

     Most, if not all, of you have already received a copy of the press release announcing our third quarter earnings along with the Investor Relations Supplemental Schedules. If you haven't received them, you can find them on our website, oxy.com, or on the SEC's EDGAR site.

     Earnings before special items were $317 million, or $0.85 per share, compared with the $370 million, or $1.00 per share, we earned in the third quarter last year.

     For the first nine months of this year, earnings before special items were $1.3 billion, or $3.48 per share, a 31-percent increase compared to $977 million, or $2.65 per share last year.

     On a segment basis, oil and gas third quarter earnings before special items were $528 million, compared to $690 million during the same period a year ago. This decline is due primarily to lower worldwide crude oil prices and higher exploration expense.

     Oil prices for the quarter averaged $22.61 per barrel compared to $27.26 during the same period last year. Natural gas prices in the US for the quarter averaged $4.59 per MCF versus $4.18 during last year's third quarter. The premium for our California gas was approximately $2.70 per MCF above NYMEX. Looking forward to the fourth quarter, we expect this premium to disappear. The loss of this premium is expected to reduce our fourth quarter segment earnings by $70 million compared with the third quarter. In addition, a $1.00 per million BTUs swing in NYMEX gas prices has a $62 million impact on our quarterly oil and gas earnings, and a $1.00 per barrel change in oil prices will impact quarterly earnings by $28 million. The fourth quarter usually is the weakest period for gas prices since it represents production from the low gas storage injection months of September, October and November that fall between the summer air conditioning and winter heating seasons. Gas prices during the period are generally set at the beginning of each of these months.

     Although third quarter oil and gas earnings before special items were lower than the second quarter mainly because of significantly lower natural gas prices, the effect was partially offset by improved oil production, primarily from Colombia. Worldwide oil production increased from 341,000 barrels per day in the second quarter to 384,000 barrels in the third quarter. Approximately

65-percent of Oxy's BOE production is in the US with 10-percent in Latin America and 25-percent in the Eastern Hemisphere.

     Exploration expense was $91 million in the quarter compared to $43 million in last year's third quarter. Included in this year's exploration expense is the write-off of the Gibraltar well in Colombia that accounted for $66 million of the total.

     Chemical earnings before special items were $40 million compared to $47 million in last year's third quarter. The decline primarily reflects worsening results from our petrochemical equity interest. The industry as a whole is operating on approximately a cash break-even basis.

     In Oxy's operations, lower prices for our products were more than offset by lower energy, feedstock and overhead costs.

     The fundamental weakness in chemical demand we discussed last quarter is continuing with no signs of an early recovery.

     Cash flow from operations for the first nine months of the year was approximately $2.3 billion. For the first nine months we increased shareholder equity by approximately $1.1 billion to $5.9 billion. At the same time, we reduced total debt by over $1.3 billion to $5.0 billion, compared to just under $6.4 billion at the end of last year. During the quarter, we received $750 million in after-tax proceeds from the sale of Oxy's interest in the Tangguh LNG project in Indonesia and the sale of the entity that leased a pipeline in Texas to Oxy's former MidCon subsidiary.

     At the end of the third quarter our debt to total capitalization ratio was down to 46-percent, compared to 57-percent at the end of last year. We expect further improvement in this ratio in the fourth quarter. Interest expense, including distributions on trust preferred securities, was $98 million during the third quarter this year compared to $152 million in last year's third quarter and $113 million in the second quarter this year. Through the first nine months of this year, total interest expense of $337 million is $81 million below the same period a year ago.

     Capital spending for the quarter was $418 million and $965 million for the first nine months. We expect total spending for the year of $1.4 billion, including $100 million for chemicals.

     Now I'd like to turn the conference call over to Dr. Ray Irani, Chairman and CEO.

    Text of Speech by Dr. Ray R. Irani, Chairman and Chief Executive Officer
    ------------------------------------------------------------------------

                        Occidental Petroleum Corporation

                                DR. RAY R. IRANI
                      Chairman and Chief Executive Officer

                               - Conference Call -
                    Third Quarter 2001 Earnings Announcement

                                October 17, 2001
                               New York, New York

     Thank you, Steve.

     As Steve reported, we completed the best nine-month period in the company's history. When we reported our second quarter results in July, we said our balance sheet would continue to grow stronger in the second half of the year as we remained focused on rapidly reducing our debt. Our debt to capitalization ratio was cut from 51-percent at the end of the second quarter to 46-percent, as we reduced debt by $862 million during the third quarter.

     The substantial progress we've made in materially improving our balance sheet and the continued strengthening of our oil and gas asset base have led both Standard and Poor's and Moody's to upgrade the company's debt ratings in the third quarter.

     The considerable de-leveraging we've achieved over the past 18-months contrasts sharply to almost all our competitors. By focusing on maximizing the benefits from high energy prices and the timely disposition of non-strategic assets to bolster our balance sheet, we've increased our financial flexibility, reduced our earnings volatility and significantly strengthened our capacity to weather downward pressure on energy and chemical prices in a slumping economy.

     A comparison of last year's total interest expense of $554 million with our annualized third quarter 2001 interest expense of $392 million, shows a savings of $162 million that equates to an improvement of 28-cents a share in our bottom line.

     Despite the tragic events of September 11th, our worldwide oil and gas operations have been carrying on with business as usual. Production has not been affected. Significantly, the US accounts for approximately 55-percent of our worldwide oil production and 92-percent of our natural gas production. On a BOE basis, nearly two-thirds of our worldwide production comes from US operations. Our proven oil and gas reserves also are mainly in the US. The US holds 75-percent of our worldwide oil reserves and 95-percent of our gas reserves, or approximately 78-percent of our proven reserves on a BOE basis.

     The Middle East countries of Qatar, Oman, Pakistan and Yemen account for about 20-percent of our worldwide production on a BOE basis, with Yemen making up 6-percent of the total and Pakistan about 3-percent. Significantly, our producing operations in Yemen were never interrupted during the civil war in the mid-1990s. The same can be said for Pakistan where we've had producing operations for more than two decades that have never been impacted by shifts in the country's internal politics.

     The investment climate in Oman and Qatar is excellent, and we maintain exceptionally strong relations with the leaders of both countries. I had the opportunity to meet personally once again with the Emir of Qatar, His Majesty, Sheikh Hamad Bin Khalifah Al-Thani, during his recent trip to the US. The Emir is very pleased with our performance in enhancing oil production from Qatar's North and South Dome oil fields and he was also pleased to learn of our plans to increase our level of investment to further boost oil production.

     The Saudi Arabian natural gas project is moving ahead. We, along with our partners, are working closely with the Saudi Negotiating Team and Aramco to assure the success of this important project.

     Finally, I recently returned from a trip to the United Arab Emirates where I had a series of productive meetings with key leaders regarding new business opportunities. Occidental was one of five western oil companies, including British Petroleum, Exxon, Shell and Conoco, short-listed to compete for a 25-percent interest in the Dolphin Project.

     The Dolphin Project involves delivery of 2 billion cubic feet per day of natural gas from Qatar's North Field to markets in the UAE through a sub-sea pipeline. We're very pleased to be in the running for this project which is scheduled for start-up in late 2004 or early 2005.

     Thank you - and we're now ready to answer questions.


--------------------------------------------------------------------------------

     Portions of this presentation are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations for oil, natural gas and chemicals; competitive pricing pressures; higher than expected costs including feedstock; the supply/demand considerations for Occidental's products; any general economic recession domestically or internationally; and not successfully completing any expansion, capital expenditure or acquisition. The United States Securities and Exchange Commission (SEC) permits oil and natural gas companies, in their filings with the SEC, to disclose only proved reserves demonstrated by actual production or conclusive formation tests to be economically producible under existing economic and operating conditions. We use certain terms in this presentation, such as probable, possible and recoverable reserves, that the SEC's guidelines strictly prohibit us from using in filings with the SEC. U.S. investors are urged to consider carefully the disclosure in our form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com. You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

--------------------------------------------------------------------------------

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                               2001 THIRD QUARTER
                                NET INCOME (LOSS)
                                  ($ MILLIONS)

                                                                                                  EARNINGS
                                           REPORTED                                                BEFORE
                                            INCOME       ADJUSTMENTS                            SPECIAL ITEMS
                                           --------      -----------                            -------------
Oil & Gas                                  $    927      $    (399) Indonesia - Tangguh LNG        $   528
Chemical                                         40                                                     40
Corporate
    Interest - Permian Non-recourse debt        (13)                                                   (13)
    Interest - all others                       (71)                                                   (71)
    Trust Pfd Distributions & Other             (14)                                                   (14)
    Other                                      (296)           272  Occidental Texas Pipeline          (24)
    Taxes                                      (129)                                                  (129)
                                           --------       --------                                 --------
NET INCOME                                 $    444       $   (127)                                $    317
                                           ========       ========                                 ========

BASIC EARNINGS PER SHARE                   $   1.19                                                $   0.85
                                           ========                                                ========

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                               2000 THIRD QUARTER
                                NET INCOME (LOSS)
                                  ($ MILLIONS)

                                                                                                     EARNINGS
                                           REPORTED                                                   BEFORE
                                            INCOME       ADJUSTMENTS                               SPECIAL ITEMS
                                           --------      -----------                               -------------
Oil & Gas                                  $    696       $    (39) Gulf of Mexico - VPP             $    690
                                                               (41) TransCanada buyout
                                                                74  Asset writedowns
Chemical                                         47                                                        47
Corporate
    Interest - Permian Non-recourse debt        (44)                                                      (44)
    Interest                                    (91)                                                      (91)
    Trust Pfd Distributions & Other             (17)                                                      (17)
    Other                                       (21)                                                      (21)
    Taxes                                      (169)           (25) Tax effect of adjustments            (194)
                                           --------       --------                                   --------
Income before extraordinary gain                401            (31)                                       370
Extraordinary gain                                1             (1) Early debt retirement                  --
                                           --------       --------                                   --------
NET INCOME                                 $    402       $    (32)                                  $    370
                                           ========       ========                                   ========


BASIC EARNINGS PER SHARE                   $   1.09                                                  $   1.00
                                           ========                                                  ========

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                             2001 FIRST NINE MONTHS
                                NET INCOME (LOSS)
                                  ($ MILLIONS)

                                                                                                        EARNINGS
                                           REPORTED                                                      BEFORE
                                            INCOME       ADJUSTMENTS                                  SPECIAL ITEMS
                                           --------      -----------                                  -------------
Oil & Gas                                  $  2,679       $   (399) Indonesia - Tangguh LNG             $  2,273
                                                                (7) Asset sale
Chemical                                         19             26  Severance and plant shut down cost        45
Corporate
    Interest - Permian Non-recourse debt        (69)                                                         (69)
    Interest - all others                      (223)                                                        (223)
    Trust Pfd Distributions & Other             (45)                                                         (45)
    Other                                      (380)           272  Occidental Texas Pipeline                (65)
                                                                49  Environmental remediation
                                                                (6) OIL insurance dividend
    Taxes                                      (553)           (70) State tax reserve reversal              (623)
                                           --------       --------                                      --------
Income before extraordinary loss              1,428           (135)                                        1,293
    and cumulative effect of changes in
    accounting principles
Extraordinary loss, net                          (3)             3  Early debt defeasance                     --
Cumulative effect of changes in                 (24)            24  Derivative & hedge accounting             --
    accounting principles
                                           --------       --------                                      --------
NET INCOME                                 $  1,401       $   (108)                                     $  1,293
                                           ========       ========                                      ========

BASIC EARNINGS PER SHARE
Income before extraordinary loss           $   3.84                                                     $   3.48
    and cumulative effect of changes in
    accounting principles
Extraordinary loss, net                       (0.01)                                                          --
Cumulative effect of changes in               (0.06)                                                          --
    accounting principles
                                           --------                                                     --------
NET INCOME                                 $   3.77                                                     $   3.48
                                           ========                                                     ========

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                             2000 FIRST NINE MONTHS
                                NET INCOME (LOSS)
                                  ($ MILLIONS)

                                                                                                     EARNINGS
                                           REPORTED                                                   BEFORE
                                            INCOME       ADJUSTMENTS                               SPECIAL ITEMS
                                           --------      -----------                               -------------
Oil & Gas                                  $  1,647       $    (39) Gulf of Mexico - VPP             $  1,641
                                                               (41) TransCanada buyout
                                                                74  Asset writedowns
Chemical                                        224            120  Specialty write-down                  344
Corporate
    Interest - Permian Non-recourse debt        (80)                                                      (80)
    Interest                                   (288)                                                     (288)
    Trust Pfd Distributions & Other             (50)                                                      (50)
    Other                                       451           (493) CanOxy gain                           (53)
                                                               (11) OIL insurance dividend
    Taxes                                      (668)           131  Tax effect of adjustments            (537)
                                           --------       --------                                   --------
Income before extraordinary gain              1,236           (259)                                       977
Extraordinary gain                                1             (1)                                        --
                                           --------       --------                                   --------
NET INCOME                                 $  1,237       $   (260)                                  $    977
                                           ========       ========                                   ========


BASIC EARNINGS PER SHARE                   $   3.36                                                  $   2.65
                                           ========                                                  ========

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                      2001 THIRD QUARTER NET INCOME (LOSS)
                           REPORTED INCOME COMPARISON

                                           THIRD        SECOND
                                          QUARTER       QUARTER
                                           2001          2001          B/(W)
                                         --------      --------      --------
OIL & GAS                                $    927      $    806      $    121

CHEMICAL                                       40            58           (18)

CORPORATE

   INTEREST-PERMIAN NON-RECOURSE DEBT         (13)          (23)           10

   INTEREST - ALL OTHERS                      (71)          (76)            5

   TRUST PFD DISTRIBUTIONS & OTHER            (14)          (14)           --

   OTHER                                     (296)          (29)         (267)

   TAXES                                     (129)         (249)          120
                                         --------      --------      --------
NET INCOME                               $    444      $    473      $    (29)
                                         ========      ========      ========

BASIC EARNINGS PER SHARE                 $   1.19      $   1.27      $  (0.08)
                                         ========      ========      ========
EFFECTIVE TAX RATE                            -5%           33%           38%
                                         ========      ========      ========

================================================================================

                              OCCIDENTAL PETROLEUM
                      2001 THIRD QUARTER NET INCOME (LOSS)
                     INCOME BEFORE SPECIAL ITEMS COMPARISON

                                           THIRD        SECOND
                                          QUARTER       QUARTER
                                           2001          2001          B/(W)
                                         --------      --------      --------
OIL & GAS                                $    528      $    799      $   (271)

CHEMICAL                                       40            58           (18)

CORPORATE

   INTEREST-PERMIAN NON-RECOURSE DEBT         (13)          (23)           10

   INTEREST - ALL OTHERS                      (71)          (76)            5

   TRUST PFD DISTRIBUTIONS & OTHER            (14)          (14)           --

   OTHER                                      (24)          (29)            5

   TAXES                                     (129)         (249)          120
                                         --------      --------      --------
NET INCOME                               $    317      $    466      $   (149)
                                         ========      ========      ========

BASIC EARNINGS PER SHARE                 $   0.85      $   1.25      $  (0.40)
                                         ========      ========      ========
EFFECTIVE TAX RATE                            28%           34%            6%
                                         ========      ========      ========

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                                   OIL & GAS

            SEGMENT EARNINGS BEFORE SPECIAL ITEMS VARIANCE ANALYSIS
                                  ($ MILLIONS)

2001 3rd Quarter                                $    528
2001 2nd Quarter                                     799
                                                --------
                                                $   (271)
                                                ========


Price Variance                                  $   (307)

Volume Variance                                       63

Exploration Expense Variance                         (73)

All other                                             46
                                                --------
                               TOTAL VARIANCE   $   (271)
                                                ========

================================================================================

                              OCCIDENTAL PETROLEUM
                                    CHEMICAL

            SEGMENT EARNINGS BEFORE SPECIAL ITEMS VARIANCE ANALYSIS
                                  ($ MILLIONS)

2001 3rd Quarter                                $     40
2001 2nd Quarter                                      58
                                                --------
                                                $    (18)
                                                ========


Sales Price                                     $    (64)

Sales Volume/Mix                                      (8)

Operations/Manufacturing                              62 *

All Other                                             (8)
                                                --------
                               TOTAL VARIANCE   $    (18)
                                                ========

* Lower energy and feedstock costs.

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                      2001 THIRD QUARTER NET INCOME (LOSS)
                           REPORTED INCOME COMPARISON

                                           THIRD         THIRD
                                          QUARTER       QUARTER
                                           2001          2000          B/(W)
                                         --------      --------      --------
OIL & GAS                                $    927      $    696      $    231

CHEMICAL                                       40            47            (7)

CORPORATE

   INTEREST-PERMIAN NON-RECOURSE DEBT         (13)          (44)           31

   INTEREST - ALL OTHERS                      (71)          (91)           20

   TRUST PFD DISTRIBUTIONS & OTHER            (14)          (17)            3

   OTHER                                     (296)          (21)         (275)

   TAXES                                     (129)         (169)           40
                                         --------      --------      --------
INCOME BEFORE EXTRAORDINARY GAIN              444           401            43
EXTRAORDINARY GAIN                             --             1            (1)
                                         --------      --------      --------
NET INCOME                               $    444      $    402      $     42
                                         ========      ========      ========

BASIC EARNINGS PER SHARE                 $   1.19      $   1.09      $   0.10
                                         ========      ========      ========

EFFECTIVE TAX RATE                            -5%           34%           39%
                                         ========      ========      ========

================================================================================

                              OCCIDENTAL PETROLEUM
                      2001 THIRD QUARTER NET INCOME (LOSS)
                     INCOME BEFORE SPECIAL ITEMS COMPARISON

                                           THIRD         THIRD
                                          QUARTER       QUARTER
                                           2001          2000          B/(W)
                                         --------      --------      --------
OIL & GAS                                $    528      $    690      $   (162)

CHEMICAL                                       40            47            (7)

CORPORATE

  INTEREST-PERMIAN NON-RECOURSE DEBT          (13)          (44)           31

  INTEREST - ALL OTHERS                       (71)          (91)           20

  TRUST PFD DISTRIBUTIONS & OTHER             (14)          (17)            3

  OTHER                                       (24)          (21)           (3)

  TAXES                                      (129)         (194)           65
                                         --------      --------      --------
NET INCOME                               $    317      $    370      $    (53)
                                         ========      ========      ========

BASIC EARNINGS PER SHARE                 $   0.85      $   1.00      $  (0.15)
                                         ========      ========      ========

EFFECTIVE TAX RATE                            28%           34%            6%
                                         ========      ========      ========

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                                   OIL & GAS

            SEGMENT EARNINGS BEFORE SPECIAL ITEMS VARIANCE ANALYSIS
                                  ($ MILLIONS)

2001 3rd Quarter                                $    528
2000 3rd Quarter                                     690
                                                --------
                                                $   (162)
                                                ========


Price Variance                                  $   (131)

Volume Variance                                       (8)

Exploration Expense Variance                         (47)

All Other                                             24
                                                --------
                               TOTAL VARIANCE   $   (162)
                                                ========

================================================================================

                              OCCIDENTAL PETROLEUM
                                    CHEMICAL

            SEGMENT EARNINGS BEFORE SPECIAL ITEMS VARIANCE ANALYSIS
                                  ($ MILLIONS)
2001 3rd Quarter                                $     40
2000 3rd Quarter                                      47
                                                --------
                                                $     (7)
                                                ========


Sales Price                                     $    (68)

Sales Volume/Mix                                      (6)

Operations/Manufacturing                              90  *

All Other                                            (23) **
                                                --------
                               TOTAL VARIANCE   $     (7)
                                                ========

* Higher energy and lower feedstock costs.
** Lower equity earnings partially offset by lower costs.

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                        SUMMARY OF OPERATING STATISTICS
                        -------------------------------

                                       THIRD QUARTER       NINE MONTHS
                                      ---------------    ---------------
                                       2001     2000      2001     2000
                                      ------   ------    ------   ------
NET PRODUCTION PER DAY:
  UNITED STATES
    CRUDE OIL AND LIQUIDS (MBL)
                      California          78       74        75       68
                         Permian         137      136       136       89
                        US Other          --       --        --        2
                                      ------   ------    ------   ------
                           TOTAL         215      210       211      159

    NATURAL GAS (MMCF)
                      California         302      305       305      302
                         Hugoton         154      178       161      168
                         Permian         146      161       147      106
                        US Other          --       43        --       89
                                      ------   ------    ------   ------
                           TOTAL         602      687       613      665

  LATIN AMERICA
    CRUDE OIL (MBL)
                        Colombia          35       21        19       33
                         Ecuador          13       21        13       19
                                      ------   ------    ------   ------
                           TOTAL          48       42        32       52

  EASTERN HEMISPHERE
    CRUDE OIL (MBL)
                            Oman          10        8        10        9
                        Pakistan           7        8         7        6
                           Qatar          45       48        43       50
                          Russia          27       28        27       27
                           Yemen          32       32        33       32
                                      ------   ------    ------   ------
                           TOTAL         121      124       120      124

    NATURAL GAS (MMCF)
                        Pakistan          52       47        50       49

BARRELS OF OIL EQUIVALENT (MBOE)         493      499       473      454
--------------------------------      ------   ------    ------   ------

United States: US Other natural gas production is down due to the sale of a partial interest in the Gulf of Mexico assets in the third quarter of last year.

Latin America: The decline in Ecuador's production is a result of a farm out of 40 percent of Occidental's interest to Alberta Energy Company in the fourth quarter of last year.

Investor Relations Supplemental Schedules

[OXY LOGO]

                        SUMMARY OF OPERATING STATISTICS

                                  THIRD QUARTER             NINE MONTHS
                               -------------------      -------------------
                                 2001       2000          2001       2000
                               --------   --------      --------   --------
OIL & GAS:
----------
   PRICES
   UNITED STATES
   Crude Oil ($/BBL)              23.03      28.10         23.48      26.19
   Natural gas ($/MCF)             4.59       4.18          7.74       3.21

   LATIN AMERICA
   Crude oil ($/BBL)              21.14      26.18         21.40      26.13

   EASTERN HEMISPHERE
   Crude oil ($/BBL)              22.60      26.39         22.66      24.76
   Natural Gas ($/MCF)             2.16       1.98          2.25       1.80

                                   THIRD QUARTER       NINE MONTHS
                                  ---------------    ---------------
                                   2001     2000      2001     2000
                                  ------   ------    ------   ------
EXPLORATION EXPENSE
   Domestic                       $   15   $   27    $   37   $   46
   Latin America                      68       12        72       14
   Eastern Hemisphere                  8        4        21        4
                                  ------   ------    ------   ------
          TOTAL                   $   91   $   43    $  130   $   64
                                  ======   ======    ======   ======

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                                   CHEMICALS
                                VOLUME (M TONS)

                                   THIRD QUARTER       NINE MONTHS
                                  ---------------    ---------------
                                   2001     2000      2001     2000
                                  ------   ------    ------   ------
MAJOR PRODUCTS
 Chlorine                            720      690     2,211    2,294
 Caustic                             760      825     2,179    2,470
 Ethylene Dichloride                 208      128       584      674
 PVC Resins                          475      413     1,472    1,350

                                   CHEMICALS
                                 PRICES (INDEX)

                                   THIRD QUARTER       NINE MONTHS
                                  ---------------    ---------------
                                   2001     2000      2001     2000
                                  ------   ------    ------   ------
MAJOR PRODUCTS
 Chlorine                           0.68     1.72      0.78     1.60
 Caustic                            1.36     0.59      1.37     0.66
 Ethylene Dichloride                0.43     1.22      0.66     1.57
 PVC Resins                         0.65     0.99      0.71     0.99


CHLORINE
--------
OXYCHEM COMMENTARY
------------------
o Demand for chlorine remains weak and is not expected to improve in the 4th quarter. Chlorine to EDC is expected to remain significantly below 2000 levels although some improvement in the 4th quarter is expected because inventory levels have been reduced substantially.

o Prices are expected to continue their gradual decline throughout the 4th quarter as total demand weakens.

INFLUENCING FACTORS:
--------------------
Overall chlorine demand is lackluster and demand in West Europe is weak. Demand for chlorine going into the vinyls sector has not improved. However, there are some early indications that demand for chlorine derivatives in the Far East may be picking up and prices are expected to increase.

CAUSTIC
-------
OXYCHEM COMMENTARY
------------------
o The slowdown in economic activity has contributed to a slight oversupply and operating rates remain low.

o Pricing is expected to soften through the 4th quarter due to continued downward pressure on demand.

INFLUENCING FACTORS:
--------------------
The U.S. and global economic slowdown has weakened caustic soda demand and will continue the downward pressure on prices.

EDC
---
OXYCHEM COMMENTARY
------------------
o Demand in general is expected to remain weak. Total sales for 2001 are expected to be the lowest since 1991.

o    Pricing continues to come under pressure due to weak demand and oversupply.

INFLUENCING FACTORS:
--------------------
Lower demand into the export vinyls market continues to soften prices, although they are expected to increase slightly in the 4th quarter as demand in Asia improves.

PVC/VCM                                 OXYCHEM                 INDUSTRY (CHEM DATA)
---------                               -------                 --------
Operating Rates (U.S.): 3Q-01             87%                      84%

OXYCHEM COMMENTARY
------------------
o PVC resin demand remained weak but steady through the 3rd quarter until the second half of September when orders declined. PVC resin inventories, as well as downstream customer inventories, remained at very low levels. An increase in demand, which could occur as early as the 1st quarter 2002 in anticipation of a rebound in the economy, may result in supply problems as customers struggle to rebuild inventories.

o Domestic PVC resin prices deteriorated through the 3 rd quarter, down from a current year high in April 2001. This decline in revenue has been partially offset by lower feedstock and energy costs.

o Domestic demand for VCM is weaker than previous quarters. Despite outages at Dow, OxyVinyls, Formosa, and Georgia Gulf, VCM supply capability continues to outpace current demand. Outages in Europe have resulted in an outlet for some of the excess. VCM shipments from the U.S. have increased as netbacks have improved recently.

INFLUENCING FACTORS:
--------------------
Prices will remain under pressure due to excess capacity and economic uncertainty. Feedstock price declines have helped to stabilize depressed margins.

Investor Relations Supplemental Schedules

[OXY LOGO]

                        SUMMARY OF OPERATING STATISTICS
                        -------------------------------

                                       THIRD QUARTER       NINE MONTHS
                                      ---------------    ---------------
                                       2001     2000      2001     2000
                                      ------   ------    ------   ------
CAPITAL EXPENDITURES ($MM)
  Oil & Gas
    California                        $  115   $   48    $  238   $  132
    Permian                               69       51       195       88
    Other - U.S.                          47       38       114       70
    Latin America                         23       27        61       59
    Eastern Hemisphere                   100       68       244      170
  Chemicals                               24       40        69       84
  Corporate                               40        3        44        5
                                      ------   ------    ------   ------
        TOTAL                         $  418   $  275    $  965   $  608
                                      ======   ======    ======   ======

DEPRECIATION, DEPLETION &
 AMORTIZATION OF ASSETS ($MM)
  Oil & Gas
    Domestic                          $  134   $  154    $  396   $  340
    Latin America                          8       10        18       30
    Eastern Hemisphere                    46       47       139      141
  Chemicals                               47       47       144      145
  Corporate                                9       10        29       31
                                      ------   ------    ------   ------
        TOTAL                         $  244   $  268    $  726   $  687
                                      ======   ======    ======   ======

Investor Relations Supplemental Schedules

[OXY LOGO]

                              OCCIDENTAL PETROLEUM
                                   CORPORATE
                                  ($ MILLIONS)

                                                       30-Sep-01       31-Dec-00
                                                       ---------       ---------
CAPITALIZATION

Oxy Long-Term Debt (including current maturities)      $   3,506       $   3,541

Permian Non-Recourse Debt                                    700           1,900

Gas Sales Obligation (current and non-current)               315             411

Trust Preferred Securities                                   467             473

Others                                                        29              31
                                                       ---------       ---------
                        TOTAL DEBT                     $   5,017       $   6,356
                                                       =========       =========


EQUITY                                                 $   5,863       $   4,774
                                                       =========       =========

Total Debt To Total Capitalization                           46%             57%
                                                       =========       =========

Investor Relations Supplemental Schedules

[OXY LOGO]

Portions of this presentation are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations; competitive pricing pressures; higher than expected costs including feedstock; the supply/demand considerations for Occidental's products; any general economic recession domestically or internationally; and not successfully completing any expansion, capital expenditure or acquisition.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION
                                       (Registrant)




DATE:    October 16, 2001    S. P. Dominick, Jr.
                             ---------------------------------------------------
                             S. P. Dominick, Jr.,  Vice President and Controller
                             (Chief Accounting and Duly Authorized Officer)